UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2024

LL Flooring Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33767	27-1310817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Bakers Mill Lane, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 463-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of exchange on which registered:
Common Stock, par value $0.001 per share	LL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 10, 2024, LL Flooring Holdings, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), at which the Company’s stockholders approved an amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to declassify the Board of Directors (the “Board”) of the Company (the “Declassification Proposal”).

A summary of the Declassification Proposal is available in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 24, 2024 (the “Proxy Statement”).

The Declassification Proposal will become effective upon the filing of the Certificate of Incorporation, as amended and restated, with the Secretary of State of the State of Delaware, which is expected to be July 12, 2024. A copy of the Certificate of Incorporation, as amended and restated, is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

In addition, the information set forth in Proposal 3 of Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below are the matters voted upon at the 2024 Annual Meeting, which are more fully described in the Proxy Statement, and the voting results reported by, First Coast Results, Inc., the independent inspector of election for the 2024 Annual Meeting (“First Coast”), based on the information available to First Coast.

As of the close of business on May 21, 2024, the record date for the 2024 Annual Meeting, 30,575,249 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), were outstanding and entitled to vote. Based on the results reported by First Coast, approximately 21,650,472 shares of Common Stock were voted in person or by proxy at the 2024 Annual Meeting, representing approximately 71% of the shares entitled to be voted.

Proposal 1: Election of Directors.1

Based on the results reported by First Coast, the Company’s stockholders elected John Jason Delves, Thomas D. Sullivan, and Jill Witter as Class III directors of the Board with terms expiring at the Company’s 2027 Annual Meeting of Stockholders. The tabulation reported by First Coast of voting results for the election of directors and other proposals presented at the 2024 Annual Meeting is as follows:

Board of Directors nominees:

Director	Votes For	Votes Withheld
Douglas T. Moore	4,224,302	17,363,351
Ashish Parmar	8,606,618	12,975,915
Nancy M. Taylor	7,786,985	13,796,196

[1]	On July 8, 2024, Jerald Hammann publicly disclosed, and subsequently notified the Company, that he was withdrawing his nomination for election to the Board at the 2024 Annual Meeting.

Thomas Sullivan and his nominees:

Director	Votes For	Votes Withheld
John Jason Delves	16,929,510	4,368,838
Thomas D. Sullivan	12,730,978	8,568,391
Jill Witter	13,098,199	8,195,677

Proposal 2:	Approval of a non-binding advisory resolution approving the compensation of the Company’s named executive officers

Based on the results reported by First Coast, the Company’s stockholders approved on a non-binding, advisory basis the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
10,141,241	10,097,488	1,445,708	1

Proposal 3:	Approval of an amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors.

Based on the results reported by First Coast, the Company’s stockholders approved the amendment and restatement of the Certificate of Incorporation to declassify the Board.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
18,440,767	2,015,688	1,227,982	1

Proposal 4:	Approval of an amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares authorized for issuance.

Based on the results reported by First Coast, the Company’s stockholders did not approve the amendment and restatement of the Certificate of Incorporation to increase the number of shares authorized for issuance.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
10,420,914	9,945,398	1,318,125	2

Proposal 5:	Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Based on the results reported by First Coast, the Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Votes Abstaining
19,903,387	536,048	1,245,004

Proposal 6:	Proposal submitted by Donovan S. Royal, a stockholder of the Company, with respect to enabling stockholders to call special meetings of stockholders as set forth in the proxy statement.

Based on the results reported by First Coast, the Company’s stockholders approved the advisory stockholder proposal to permit stockholders to call special meetings of stockholders.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
9,690,802	9,080,137	2,922,403	0

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LL FLOORING HOLDINGS, INC.
(Registrant)

Date: July 12, 2024	By:	/s/ Alice G. Givens
Alice G. Givens
Chief Legal, Ethics and Compliance Officer and Corporate Secretary

5